UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

China Digital TV Holding Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0536440
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Jingmeng High-Tech Building B, 4th Floor No. 5 Shangdi East Road Haidian District, Beijing People’s Republic of China (+86-10) 6297-1199	100085
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value $0.0005 per share*	New York Stock Exchange, Inc.*
American Depositary Shares, each representing one ordinary share	New York Stock Exchange, Inc.

*	Not for trading, but only in connection with the registration of American Depositary Shares.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-146072
(If applicable).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered that appears under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Shares Eligible for Future Sale” contained in the prospectus constituting Part I of the Registrant’s registration statement on Form F-1 (No. 333-146072), as amended, originally filed under the Securities Act of 1933 on September 14, 2007, is hereby incorporated by reference in answer to this item.

Item 2. Exhibits.

No exhibits are required to be filed, as the securities being registered on this form (i) are being registered on an exchange on which no other securities of the Registrant are registered, and (ii) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

China Digital TV Holding Co., Ltd.

Date: September 20, 2007	By:	/s/ Jianhua Zhu
	Name:	Jianhua ZHU
	Title:	Director and Chief Executive Officer